UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2024 (March 29, 2024)

Commission File Number 001-37916

SRAX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-2925231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1014 S. Westlake Blvd., Suite 14-299 Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (323) 205-6109

Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock, $0.001 par value	SRAX	N/A
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2024 SRAX, Inc. (the “Company”) entered into definitive securities purchase agreements (the “Securities Purchase Agreement”) with a certain accredited and institutional investor (the “Purchasers”) for the purchase and sale of an aggregate of: (i) $90,000 in principal amount of Original Issue Discount Convertible Debenture (the “Debentures”) for $75,000 (representing a 20% original issue discount) (“Purchase Price”) and (i) in a private placement (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act.

The Debentures, which mature on March 29, 2026, pay 0%, no interest per annum commencing on March 29, 2024. In the event a Purchaser converts a portion of its Debenture into Common Stock, such amount will be deducted from the principal balance.

The Debentures are convertible at the option of the holder into shares of our Class A common stock (“Common Stock”) at an initial conversion price of $0.25 per share, subject to adjustment in the event of (i) stock splits and dividends, (ii) subsequent rights offerings, (iii) pro-rata distributions, and (iv) certain fundamental transactions, including but not limited to the sale of the Company, business combinations, and reorganizations (v) subsequent equity sales.

Subject to our compliance with certain equity conditions, (as more fully set forth in the Debentures), upon five (5) trading days’ notice to the Purchasers, the Company has the right to prepay the Debentures in cash at 120% of their outstanding principal, plus accrued interest for the first 90 days of the note and 135% thereafter.

The Debentures also contain certain customary events of default provisions, including, but not limited to, default in payment of principal, changes in control of the Company. Upon the occurrence of any such event of default, the outstanding principal amount of the Debenture plus liquidated damages, interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Purchaser’s election, immediately due and payable in cash.

The Offering closed on April 2, 2024.

The securities offered have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing summaries of each of the Securities Purchase Agreement, and Debentures, are qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached hereto as Exhibits 10.01, 10.02, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

4.01	Form of Original Issue Discount Convertible Debenture
10.01	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2024	SRAX, Inc.

/s/ Christopher Miglino
	By:	Christopher Miglino
Chief Executive Officer